Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118
PAREXEL REPORTS FOURTH QUARTER AND FISCAL 2005 FINANCIAL RESULTS
Boston, MA, August 1, 2005 — PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2005.
For the three months ended June 30, 2005, PAREXEL’s consolidated service revenue increased 3.1% to $143.6 million compared with $139.3 million in the prior year period. The Company reported an operating loss of $23.7 million, versus operating income of $8.4 million in the comparable quarter of the prior year and a net loss for the quarter of $51.5 million, or $1.98 per diluted share, compared with net income of $6.5 million, or $0.24 per diluted share, for the quarter ended June 30, 2004. The Company recorded $29.8 million in restructuring and special charges during the quarter. As previously announced, these charges were related to the abandonment of certain property leases, employee separation benefits, and other special costs. The Company also incurred a $25.5 million one-time non-cash tax charge to record tax valuation reserves on a portion of the Company’s net deferred tax assets resulting from the loss position of certain PAREXEL subsidiaries, mainly in the United States.
On a proforma basis, excluding the effect of $29.8 million of restructuring and special charges, and the $25.5 million non-cash tax charge discussed above, operating income for the fourth quarter of Fiscal 2005 was $3.8 million, net income was $2.3 million, and earnings per diluted share were $0.09 (within the earnings per share guidance range issued on June 30, 2005).
The current period and the corresponding historical financial results contained within this press release include a reclassification between Service Revenue and Other Income related to a change in the accounting treatment with respect to the impact of foreign exchange rates on certain contracts. The reclassification had no impact on the Company’s expenses, net income, or earnings per share, but did impact gross margin and operating income. Please refer to footnote (a) in the attached financial charts for additional detail.
On a segment basis, consolidated service revenue for the fourth quarter of Fiscal 2005 was $99.3 million in Clinical Research Services, $32.9 million in PAREXEL Consulting and Marketing Services, and $11.4 million in Perceptive Informatics, Inc.
For the fiscal year ended June 30, 2005, consolidated service revenue was $544.7 million versus $541.0 million in the prior year period. For Fiscal 2005 there was an operating loss of $276,000 compared with operating income of $18.4 million, or 3.4% of consolidated service revenue in the prior year period. The net loss for Fiscal 2005 was $35.2 million or $1.35 per diluted share, compared with net income of $13.8 million, or $0.51 per diluted share in the prior year period. On a proforma basis, excluding the effect of $29.8 million of restructuring and special charges and a $25.5 million non-cash tax charge recorded in the fourth quarter, operating income for the fiscal year was $27.2 million, net income was $18.6 million, and earnings per diluted share were $0.70.

On a segment basis, consolidated service revenue for Fiscal 2005 was $375.3 million in Clinical Research Services, $126.6 million in PAREXEL Consulting and Marketing Services, and $42.8 million in Perceptive Informatics, Inc.
As of March 31, 2005, PAREXEL’s backlog totaled $747 million. Adding the June quarter’s gross new business wins of $207.8 million to that amount, then subtracting $143.6 million in current quarter service revenue, $42 million in cancellations, and approximately $37 million for the negative impact of foreign exchange left the Company with a backlog of $732.2 million as of June 30, 2005. Excluding the foreign exchange impact of approximately $37 million, backlog would have been $769.2 million, a sequential increase of 3% from the March 31, 2005 backlog.
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “Obviously, we have been disappointed with our recent financial performance. However, we believe that the future annual savings from the recent restructuring and special charges, and the quarter’s solid gross new business wins, will go a long way toward helping us achieve our long-term profitability goals. Going forward, we plan to intensely focus on driving revenue growth while continuing to tightly control costs and improve operational performance.”
The Company issued forward-looking guidance for the first quarter of Fiscal 2006 (ending September 30, 2005), and for Fiscal 2006. For the first quarter, the Company anticipates reporting consolidated service revenue in the range of $135 to $140 million and earnings per diluted share in the range of $0.14 to $0.18. For Fiscal 2006, consolidated service revenue is expected to be in the range of $590 to $615 million (using current exchange rates) and earnings per diluted share are projected to be in the range of $0.78 and $0.92 (versus previously issued revenue guidance of $595 to $620 million, and earnings per diluted share of $0.78 to $0.94). The changes to previous revenue guidance are due to the strengthening of the dollar, the reclassification of revenue previously mentioned in this press release, and the impact of the QdotPharma acquisition. The earnings per share estimates include the impact of recording stock-based compensation expense under new accounting standards for currently unvested options, which is estimated to be $0.04 per share for Fiscal 2006.
The Company believes that presenting the proforma information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of Generally Accepted Accounting Principles (GAAP) results with proforma results may be found in the attached financial tables.
A conference call to discuss PAREXEL’s fourth quarter and year-end earnings, business, and financial outlook will begin at 10 a.m. ET Tuesday, August 2nd and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event.

To participate via telephone, dial 612-332-0932 and ask to join the PAREXEL quarterly conference call.
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 51 locations throughout 37 countries around the world, and has 5,140 employees.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the first quarter and Fiscal Year 2006. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings, including the fourth quarter fiscal 2005 restructuring referenced in this release; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005 as filed with the SEC on May 9, 2005, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

			(Unaudited)
			For the three months ended June 30,
	2005					2004
	2005		Adjustments		Proforma	As Reported
Service revenue	$143,640	(a)			$143,640	$139,289	(a)
Reimbursement revenue	34,476				34,476	34,194

Total revenue	178,116		—		178,116	173,483

Costs and expenses:
Direct costs	97,808				97,808	89,747
Reimbursable out-of-pocket expenses	34,476				34,476	34,194
Selling, general and administrative	35,865		(497	)(b)	35,368	34,142
Depreciation and amortization	9,393		(2,705	)(c)	6,688	6,971
Restructuring expense	24,315		(24,315	)(d)	—

Income (loss) from operations	(23,741)		27,517		3,776	8,429

Other (loss) income	(1,794	)(a)	2,302	(e)	508	2,127	(a)

Income (loss) before income taxes	(25,535)		29,819		4,284	10,556

Provision (benefit) for income taxes	25,683		(23,959	)(f)	1,724	4,014
Minority interest expense	300				300	41

Net income (loss)	$(51,518)		$53,778		$2,260	$6,501

Earnings (loss) per common share:
Basic	$(1.98)				$0.09	$0.25
Diluted	$(1.98)				$0.09	$0.24

Shares used in computing earnings per common share:
Basic	26,055				26,055	26,039
Diluted	26,055				26,523	26,925

Balance Sheet Information	(Preliminary)
	June 30,	March 31,	June 30,
	2005	2005	2004
Billed accounts receivable, net	$123,779	$107,959	$127,494
Unbilled accounts receivable, net	94,108	89,432	94,462
Deferred revenue	(132,241)	(131,418)	(145,409)

Net receivables	$85,646	$65,973	$76,547

Cash and marketable securities	$88,622	$107,622	$95,607
Working capital	$119,831	$153,414	$145,408
Total assets	$473,533	$501,370	$502,996
Stockholders’ equity	$205,571	$266,403	$246,760

Quarterly Supplemental Financial Data

Total revenue	$178,116	$166,243	$173,483
Investigator fees	19,877	15,205	18,224

Gross revenue	$197,993	$181,448	$191,707

DSO	39	33	36

(a)	An accounting reclassification in the amount of $1.5 million and $1.8 million for the three months ended June 30, 2005 and 2004, respectively has been made between Service Revenue and Other (Loss)/Income to reflect a change in the accounting treatment with respect to the impact of foreign exchange rates on certain contracts. The change had no impact to expenses, net income, or earnings per share, but does impact gross margin and operating income.

(b)	Represents $329 thousand of special charges associated with old client disputes and $168 thousand in other non-recurring expenses.

(c)	Represents $2.7 million of impairment charges associated with abandoned leased facilities and other fixed assets.

(d)	Represents a restructuring charge of $24.3 million ($4.2 million for severance expense associated with the elimination of 123 managerial and staff positions, $20.0 million related to abandoned leased facilities, and $0.1 million related to other costs).

(e)	Represents $1.2 million in impairment of long term assets, $0.9 million in a loss associated with unwinding of foreign exchange option agreements, and $0.2 million for other disputes.

(f)	Includes a $25.5 million one-time non-cash tax charge to record tax valuation reserves on a portion of the Company’s net deferred tax assets resulting from the loss position of certain PAREXEL subsidiaries, mainly in the United States.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)
Unaudited

	For the year ended June 30,					For the year ended June 30,
	2005					2004
	2005	Adjustments		Proforma		As Reported		Adjustments		Proforma

Service revenue	$544,726 (a)			$544,726	(a)	$540,983	(a)			$540,983	(a)
Reimbursement revenue	126,811			126,811		111,387				111,387

Total revenue	671,537	—		671,537		652,370		—		652,370

Costs and expenses:
Direct costs	360,044			360,044		356,062				356,062
Reimbursable out-of-pocket expenses	126,811			126,811		111,387				111,387
Selling, general and administrative	131,024	(497	)(b)	130,527		129,990		(69	)(g)	129,921
Depreciation and amortization	29,619	(2,705	)(c)	26,914		25,762		(740	)(h)	25,022
Restructuring expense	24,315	(24,315	)(d)	—		10,796		(10,796	)(i)	—

Income (loss) from operations	(276)	27,517		27,241		18,373		11,605		29,978

Other income (loss)	1,016 (a)	2,302	(e)	3,318	(a)	5,070	(a)	388	(g)	5,458	(a)

Income before income taxes	740	29,819		30,559		23,443		11,993		35,436

Provision (benefit) for income taxes	35,566	(23,959	)(f)	11,607		9,313		3,907		13,220
Minority interest expense	351			351		339				339

Net income (loss)	$(35,177)	$53,778		$18,601		$13,791		$8,086		$21,877

Earnings (loss) per common share:
Basic	$(1.35)			$0.71		$0.53				$0.84
Diluted	$(1.35)			$0.70		$0.51				$0.82

Shares used in computing earnings per common share:
Basic	26,065			26,065		26,010				26,010
Diluted	26,065			26,623		26,795				26,795

(a)	An accounting reclassification in the amount of $7.0 million and $6.2 million for the year ended June 30, 2005 and 2004, respectively has been made between Service Revenue and Other (Loss)/Income to reflect a change in the accounting treatment with respect to the impact of foreign exchange rates on certain contracts. The change had no impact to expenses net income, or earnings per share, but does impact gross margin and operating income.

(b)	Represents $329 thousand of special charges associated with old client disputes and $168 thousand in other expenses.

(c)	Represents $2.7 million of impairment charges associated with abandoned leased facilities and other fixed assets.

(d)	Represents a restructuring charge of $24.3 million ($4.2 million for severance expense associated with the elimination of 123 managerial and staff position, $20.0 million related to abandoned leased facilities, and $0.1 million related to other costs).

(e)	Represents $1.2 million for impairment of long term investments, $0.9 million in a loss associated with unwinding of foreign exchange option agreements, and $0.2 million for other disputes.

(f)	Includes a $25.5 million one-time non-cash tax charge to record tax valuation reserves on a portion of the Company’s net deferred tax assets resulting from the loss position of certain PAREXEL subsidiaries, mainly in the United States.

(g)	Represents $388 thousand of one-time charges associated with certain disputes and a $69 thousand loss on the disposition of certain obsolete assets.

(h)	Represents $740 thousand of impairment charges associated with abandoned leased facilities and other fixed assets.

(i)	Represents a restructuring charge of $10.8 million ($3.9 million for severance expense associated with the elimination of 157 managerial and staff positions, $5.6 million related to seven newly-abandoned leased facilities, and $1.3 million related to changes in assumptions for previously abandoned leased facilities).

PAREXEL International Corporation
Segment Information
($ in thousands)

	Three months ended		For the year ended
	June 30,		June 30,
	2005	2004	2005	2004

Clinical Research Services (CRS)

Service revenue *	$99,281	$96,036	$375,327	$375,219
% of total service revenue	69.1%	69.0%	69.0%	69.4%
Gross profit	$32,426	$34,144	$127,800	$132,965
Gross margin % of service revenue	32.7%	35.6%	34.1%	35.4%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$32,921	$33,206	$126,552	$129,791
% of total service revenue	22.9%	23.8%	23.2%	24.0%
Gross profit	$8,584	$10,440	$37,577	$34,089
Gross margin % of service revenue	26.1%	31.4%	29.7%	26.3%

Perceptive Informatics, Inc. (PII)

Service revenue	$11,438	$10,047	$42,847	$35,973
% of total service revenue	8.0%	7.2%	7.8%	6.6%
Gross profit	$4,822	$4,958	$19,305	$17,867
Gross margin % of service revenue	42.2%	49.3%	45.1%	49.7%

Total service revenue*	$143,640	$139,289	$544,726	$540,983
Total gross profit — a)	$45,832	$49,542	$184,682	$184,921
Gross margin % of service revenue — a)	31.9%	35.6%	33.9%	34.2%

*	Please refer to footnote (a) on the previous financial charts.

a)	- The reclassification between Revenue and Other Income also impacted gross margin amounts and related percentages for each of the business segments in Fiscal Years 2004 and 2005.